Exhibit 99.1

Soluna Reports Q3’25 Results

37% Increase in Revenue Sequentially, Gross Profit Increased to 28%, Cash Swells to a Record $60 Million

ALBANY, NY, November 17, 2025 - Soluna Holdings, Inc. (“Soluna” or the “Company”) (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, including Bitcoin mining and AI, announced its financial results for the third quarter ended September 30, 2025.

“This is a new Soluna,” said John Belizaire, CEO of Soluna Holdings. “What we achieved in the third quarter reflects the exceptional execution of our small but mighty team. We’ve proven that our business model works and scales, strengthened our position as a leading Bitcoin hosting provider, and attracted new, world-class capital partners.”

Belizaire continued: “We’ve also strengthened our capital structure to be more flexible and growth-oriented. With this foundation, we now have more firepower to accelerate the growth of our existing business and expand into the fast-growing AI market.”

Q3 2025 Operational and Corporate Highlights:

●	$100 Million Credit Facility from Generate Capital – Soluna announced the close of a scalable credit facility up to $100 million from Generate Capital. The initial $12.6 million draw in September funded refinancing and construction of active data center projects, with additional capital support for Soluna’s 1 gigawatt and expanding pipeline.

●	$20M Secured to Launch Project Kati 1 and Broke Ground – Spring Lane Capital expands its investment in Soluna to fund the first 35 MW of Project Kati, a wind-powered data center site in Texas. Construction began on September 18, 2025.

●	Settlement with NYDIG – As disclosed in our Form 8-K filed September 30, 2025, Soluna reached a settlement with NYDIG, resolving all outstanding matters and clearing the path for future growth and partnership.

●	Regained Nasdaq Compliance – Soluna has regained compliance with Nasdaq’s continued listing requirements, strengthening our position on the public markets, preserving access to the capital markets, and liquidity for our shareholders.

●	Surpassed 4 EH/s of Hash Rate Under Management – With the commissioning of Dorothy 2 and fleet upgrades deployed across all sites, Soluna surpassed 4 EH/s of hash rate under management.

●	Surpassed One Gigawatt of Clean Computing Projects – With the addition of Project Gladys (150 MW under development, wind) and Project Fei (100 MW under development, solar), Soluna’s now exceeds 1 GW of renewable-powered computing in operation, construction, and development. This milestone reflects the scalability of Soluna’s behind-the-meter model and marks a major step toward our 2.8 GW long-term roadmap.

●	Expanded Partnership with Galaxy Digital – Galaxy is expected to deploy 48 MW at Project Kati 1, bringing the site’s total to 83 MW. This marks Soluna’s largest hosting deployment to date and deepens our institutional partnerships.

●	Dorothy 2 Reaches Full Capacity – A 30 MW expansion with a top-tier Bitcoin miner marked the third deployment with this long-standing customer, bringing Project Dorothy 2 to full hosting capacity. Learn more about this milestone here.

●	Strong Capital Formation in Q3 – Soluna strengthened its balance sheet with successful capital raises totaling approximately $64 million gross through a combination of equity raises, warrant exercises, project-level equity and debt.

Third Quarter Finance and Operations Highlights:

●	Record Level Cash Reserves Strengthen Balance Sheet – Cash increased by $45 million to $60.5 million, bolstering our reserves for future investment opportunities.

●	Revenue for the three months increased by 37% or $2.3 million from Q2 2025 to Q3 2025 – driven by new Dorothy 2 customers. Other sites maintained marginal growth in hosting revenue, except for Dorothy 1B, which remained steady.

$10,000
$7,500
$5,000
$2,500
$0
$7,525
$8,272
$5,936
$6,158
$8,415
Q3 24
Q4 24
Q1 25
Q2 25
Q3 25
Revenue By Quarter

●	Q3 2025 Gross profit increased to 28%, compared to 19% in Q2 2025 – reflecting strong cost discipline and margin stability, in addition to $400k in one-time electricity credits.

○	Dorothy 1A and Sophie delivered strong gross margins of 43.6% and 68.4%, respectively.

○	Dorothy 1B began a site-level miner fleet upgrade to help improve gross profit.

○	Dorothy 2 commenced customer deployments in Q2, with labor costs ramping ahead of revenue, consistent with planned early-stage operations. Q3 saw a major increase in revenue (+$2M) from Q2.

●	Net loss for the three months increased from Q3 2024 to Q3 2025 by ($17.7 million) – driven by the fair value adjustment of exercised warrants, related to July equity offering, ($22.0 million), and other financing expenses ($4.7 million), offset by the loss on SLC equipment loan and gain on NYDIG debt agreement reported as a net $10.1 million Gain on debt extinguishment and revaluation.

●	Adjusted EBITDA decreased from Q3 2024 to Q3 2025 to ($6.4M) – decreased by $2.9 million from Q3 2024, due to compensation related to 2024 of $1.3 million, and approximately $1.0 million increase in professional fees in Q3 2025.

●	Adjusted EBITDA increased from Q3 2024 to Q3 2025 – excluding special charges from Cloudco HPE costs, bonus, and Preferred B consent fees and broker fees - by $0.1 million to a positive adjusted EBITDA of $0.1 million, compared to Q3 2024.

	Q3 24	Q4 24	Q1 25	Q2 25	Q3 25
Adj EBITDA as reported	(3,482)	(2,520)	(1,648)	(1,227)	(6,374)
HPE Cloudco costs	2,859	2,859	0	0	0
Bonus expense	554	(1,090)	0	1	1,686
Other financing expenses	9	1,940	201	255	4,746
Adj EBITDA excluding special charges	(60)	1,189	(1,447)	(971)	58

2,000
1,000
-
(1,000)
(2,000)
1,189
58
(60)
(1,447)
(971)
Q3 24
Q4 24
Q1 25
Q2 25
Q3 25

Adjusted EBITDA excluding special charges

●	Q3 2025 capital raised over $64 million gross– from a mix of public market and project-level equity and debt sources to fund our growth, development, and operations.

Q3 2025 Revenue & Cost of Revenue by Project Site

Q3 2024 Revenue & Cost of Revenue by Project Site

Digital					Cloud	
(Dollars in thousands)	Project Dorothy 1B	Project Dorothy 1A	Project Sophie	Other	Digital Subtotal	Project Ada	Total
Cryptocurrency mining revenue	$ 2,811	$ -	$ -	$ -	$ 2,811	$ -	$ 2,811
Data hosting revenue	-	3,515	756	-	4,271	-	4,271
High-performance computing service revenue	-	-	-	-	-	-	-
Demand response services	-	-	-	443	443	-	443
Total revenue	**2,811**	**3,515**	**756**	**443**	**7,525**	-	**7,525**
Cost of cryptocurrency mining, exclusive of depreciation	1,963	-	-	-	1,963	-	1,963
Cost of data hosting revenue, exclusive of depreciation	-	2,025	521	9	2,555	-	2,555
Cost of high-performance computing services	-	-	-	-	-	2,859	2,859
Cost of revenue- depreciation	1,076	284	152	-	1,512	-	1,512
Total cost of revenue	$ **3,039**	**$ 2,309**	**$ 673**	**$ 9**	**$ 6,030**	**$ 2,859**	**$ 8,889**
Gross Profit	$ **(228)**	**$ 1,206**	**$ 83**	**$ 434**	**$ 1,495**	**$ (2,859)**	**$ (1,364)**

The audited financial statements and Annual Report on Form 10-K for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (“SEC”) on March 31, 2025, are available online.

Our current Investor Presentation can be found here.

Our 2025 Earnings Power Presentation can be found here.

Soluna’s glossary of terms can be found here.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident,” and similar statements. Other examples of forward-looking statements may include, but are not limited to, (i) statements of Company plans and objectives, including the deployments at Project Kati 1, (ii) statements of future economic performance, and (iii) statements of assumptions underlying other statements about the Company or its business. Soluna may also make written or oral forward-looking statements in its periodic reports to the SEC, in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Statements that are not historical facts, including but not limited to statements about Soluna’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the SEC. All information provided in this press release is as of the date of the press release, and Soluna undertakes no duty to update such information, except as required under applicable law.

Non-GAAP Measures

In addition to figures prepared in accordance with generally accepted accounting principles (“GAAP”), Soluna from time to time may present alternative non-GAAP performance measures, e.g., EBITDA, adjusted EBITDA, adjusted net profit/loss, adjusted earnings per share, free cash flow, both on a company basis and on a project-level basis, among others. EBITDA is defined as earnings before interest, taxes, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA adjusted for stock-based compensation costs, provision for credit losses, loss on sale of fixed assets and credit on equipment deposit, provision for credit losses, impairment on fixed assets, fair value adjustment loss (gain), fair value on placement agent warrants financing fee, and loss (gain) on debt extinguishment and revaluation, net. Project-level measures may not take into account a full allocation of corporate expenses. These measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Alternative performance measures are not subject to GAAP or any other generally accepted accounting principles. Other companies may define these terms in different ways. See our annual report on Form 10-K for the year ended December 31, 2024, for an explanation of how management uses these measures in evaluating its operations. Investors should review the non-GAAP reconciliations provided above and not rely on any single financial measure to evaluate the Company’s business.

About Soluna Holdings, Inc. (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower using computing as a catalyst. The company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

LinkedIn: https://www.linkedin.com/company/solunaholdings/

X (formerly Twitter): x.com/solunaholdings

YouTube: youtube.com/c/solunacomputing

Newsletter: bit.ly/solunasubscribe

Resource Center: solunacomputing.com/resources

Soluna regularly posts important information on its website and encourages investors and potential investors to consult the Soluna investor relations and investor resources sections of its website regularly.

Contact Information

Investor Relations

Soluna Holdings, Inc.

ir@soluna.io

Soluna Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

As of September 30, 2025 (Unaudited) and December 31, 2024

(Dollars in thousands, except per share)	September 30, 2025	December 31, 2024
Assets
Current Assets:
Cash	$51,371	$7,843
Restricted cash	3,630	1,150
Accounts receivable, net (allowance for expected credit losses of $244 at September 30, 2025 and December 31, 2024)	4,408	2,693
Prepaid expenses and other current assets	3,522	1,781
Loan commitment assets	3,474	-
Equipment held for sale	-	28
Total Current Assets	66,405	13,495
Restricted cash, noncurrent	5,460	1,460
Other assets	1,090	2,724
Deposits and credits on equipment	813	5,145
Property, plant and equipment, net	63,999	47,283
Intangible assets, net	10,593	17,620
Operating lease right-of-use assets	3,675	313
Total Assets	$152,035	$88,040

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$4,860	$2,840
Accrued liabilities	12,426	6,785
Accrued interest payable	342	2,275
Contract liability	19,348	20,015
Current portion of debt	9,999	14,444
Income tax payable	71	37
Warrant liability	7,225	-
Customer deposits	1,823	1,416
Operating lease liability	96	61
Total Current Liabilities	56,190	47,873

Other liabilities	2,001	235
Long-term debt	13,254	7,061
Operating lease liability	3,583	252
Deferred tax liability, net	3,542	5,257
Total Liabilities	78,570	60,678

Commitments and Contingencies (Note 10)

Stockholders’ Equity:
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share, $25.00 liquidation preference; authorized 6,040,000; 4,928,545 shares issued and outstanding as of September 30, 2025 and 4,953,545 December 31, 2024	5	5
Series B Preferred Stock, par value $0.0001 per share, authorized 187,500; 62,500 shares issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Common stock, par value $0.001 per share, authorized 75,000,000; 64,092,531 shares issued and 64,051,790 shares outstanding as of September 30, 2025 and 10,647,761 shares issued and 10,607,020 shares outstanding as of December 31, 2024	64	11
Additional paid-in capital	381,399	315,607
Accumulated deficit	(353,198)	(314,304)
Common stock in treasury, at cost, 40,741 shares at September 30, 2025 and December 31, 2024	(13,798)	(13,798)
Total Soluna Holdings, Inc. Stockholders’ Equity (Deficit)	14,472	(12,479)
Non-Controlling Interest	58,993	39,841
Total Stockholders’ Equity	73,465	27,362
Total Liabilities and Stockholders’ Equity	$152,035	$88,040

Soluna Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (Unaudited)

For the Three and Nine Months Ended September 30, 2025 and 2024

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share)	2025	2024	2025	2024

Cryptocurrency mining revenue	$2,769	$2,811	$8,630	$13,691
Data hosting revenue	5,257	4,271	10,795	14,446
Demand response service revenue	389	443	1,057	1,612
High-performance computing service revenue	-	-	28	-
Total revenue	8,415	7,525	20,510	29,749
Operating costs:
Cost of cryptocurrency mining revenue, exclusive of depreciation	1,708	1,963	5,428	5,687
Cost of data hosting revenue, exclusive of depreciation	2,660	2,555	5,605	6,982
Cost of high-performance computing services	-	2,859	7	2,859
Cost of cryptocurrency mining revenue- depreciation	1,053	1,068	3,200	3,220
Cost of data hosting revenue- depreciation	665	444	1,578	1,320
Total costs of revenue	6,086	8,889	15,818	20,068
Operating expenses:
General and administrative expenses, exclusive of depreciation and amortization	7,708	5,248	19,053	14,625
Depreciation and amortization associated with general and administrative expenses	2,401	2,404	7,207	7,209
Total general and administrative expenses	10,109	7,652	26,260	21,834
Impairment on fixed assets	-	-	12	130
Operating loss	(7,780)	(9,016)	(21,580)	(12,283)
Interest expense	(1,212)	(821)	(3,246)	(1,694)
Gain (loss) on debt extinguishment and revaluation, net	10,107	875	10,658	(1,888)
Loss on sale of fixed assets and credit on equipment deposit	(780)	-	(802)	(21)
Fair value adjustment (loss) gain	(22,047)	328	(22,165)	(5,607)
Other financing expense	(4,746)	-	(5,203)	-
Other income (expense), net	5	(6)	(280)	(32)
Loss before income taxes	(26,453)	(8,640)	(42,618)	(21,525)
Income tax benefit, net	666	547	1,697	1,743
Net loss	(25,787)	(8,093)	(40,921)	(19,782)
(Less) Net loss (income) attributable to non-controlling interest	1,831	903	2,027	(3,535)
Net loss attributable to Soluna Holdings, Inc.	$(23,956)	$(7,190)	$(38,894)	$(23,317)

Basic and Diluted loss per common share:
Basic & Diluted loss per share	$(1.14)	$(1.56)	$(3.29)	$(7.15)

Weighted average shares outstanding (Basic and Diluted)	26,983,023	6,388,335	15,683,072	4,320,546

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Soluna Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (Unaudited)

For the Nine Months Ended September 30, 2025 and 2024

	Nine Months Ended September 30,
(Dollars in thousands)	2025	2024
Operating Activities
Net loss	$(40,921)	$(19,782)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	4,866	4,634
Amortization expense	7,119	7,116
Stock-based compensation	5,671	3,286
Deferred income taxes	(1,716)	(1,806)
Impairment on fixed assets	12	130
Provision for credit losses	-	611
Amortization of operating lease asset	79	139
(Gain) loss on debt extinguishment and revaluation, net	(10,658)	1,888
Amortization of deferred financing costs and discount on notes	561	179
Fair value adjustments, including SEPA	22,165	5,607
Fair value on placement warrant financing cost	146	-
Loss on sale of fixed assets and credit on equipment deposit	802	21
Changes in operating assets and liabilities:
Accounts receivable	(1,715)	536
Prepaid expenses and other current assets	(1,741)	(3,429)
Other long-term assets	1,608	(5,771)
Accounts payable	2,020	1,159
Contract liability	(667)	-
Operating lease liabilities	(75)	(141)
Other liabilities and customer deposits	2,173	(811)
Accrued liabilities and interest payable	6,792	3,022
Net cash used in operating activities	(3,479)	(3,412)
Investing Activities
Purchases of property, plant, and equipment	(17,008)	(3,712)
Purchases of intangible assets	(92)	(95)
Proceeds from sale of property, plant, and equipment	-	215
Deposits on equipment	(1,028)	(4,099)
Net cash used in investing activities	(18,128)	(7,691)
Financing Activities
Proceeds from common stock warrant exercises	9,455	2,330
Proceeds from sale of common stock on SEPA	6,176	-
Proceeds from notes	18,434	14,470
Proceeds from sale of common stock on ATM	22,961	-
Proceeds from July equity issuance	4,509	-
Costs associated with July equity issuance	(145)	-
Payments on notes and deferred financing costs	(6,938)	(2,261)
Payments on ATM	(162)	-
Contributions from non-controlling interest	22,078	5,098
Distributions to non-controlling interest	(4,753)	(6,694)
Net cash provided by financing activities	71,615	12,943

Increase in cash & restricted cash	50,008	1,840
Cash & restricted cash – beginning of period	10,453	10,367
Cash & restricted cash – end of period	$60,461	$12,207

Supplemental Disclosure of Cash Flow Information
Interest paid on debt	1,081	218
Fair value consideration for Green Cloud issuance of shares	810	-
Noncash financing cost accrual	647	-
Noncash deferred financing cost accrual	1,078	-
Warrant consideration in relation to Generate Common Warrant	2,635	-
Warrant consideration in relation to convertible notes and revaluation of warrant liability	-	5,606
Notes converted to common stock	-	5,877
Noncash membership distribution accrual	-	741
Warrant consideration in relation to Soluna Cloud	-	1,440
Noncash non-controlling interest contributions	2,675	250
Noncash activity right-of-use assets obtained in exchange for lease obligations	3,441	-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Segment Information

The following table details revenue, cost of revenues, and other operating costs for the Company’s reportable segments for three months ended September 30, 2025 and 2024, and reconciles to net income (loss) on the consolidated statements of operations:

For the three months ended September 30, 2025

	Cryptocurrency Mining	Data Center Hosting	High- Performance Computing Services	Total
Segment Revenue: Revenue from external customers	$2,769	$5,257	$-	$8,026
Reconciliation of revenue
Demand response service revenue (a)				389
Total consolidated revenue				8,415
Less: Segment cost of revenue
Utility costs	1,237	1,308	-	2,545
Wages, benefits, and employee related costs	167	665	-	832
Facilities and Equipment costs	243	556	-	799
Cost of revenue- depreciation	1,053	665	-	1,718
Other cost of revenue*	123	330	-	453
Total segment cost of revenue	2,823	3,524	-	6,347
General and administrative expenses	3	874	-	877
Impairment on fixed assets	-	-	-	-
Segment operating income (loss)	$(57)	$859	$-	$802

For the three months ended September 30, 2024

	Cryptocurrency Mining	Data Center Hosting	High- Performance Computing Services	Total
Segment Revenue: Revenue from external customers	$2,811	4,271	$-	$7,082
Reconciliation of revenue
Demand response service revenue (a)	-	-	-	443
				7,525
Less: Segment cost of revenue
Utility costs	1,395	1,523	-	2,918
Wages, benefits, and employee related costs	212	516	-	728
Facilities and Equipment costs	268	389	2,859	3,516
Cost of revenue- depreciation	1,068	444	-	1,512
Other cost of revenue*	183	221	-	404
Total segment cost of revenue	3,126	3,093	2,859	9,078
General and administrative expenses	57	804	83	944
Impairment on fixed assets	-	-	-	-
Segment operating income (loss)	$(372)	$374	$(2,942)	$(2,940)

(a)	Demand response service revenue is included as a reconciling item of total revenue and not included as part of segment gross profit or loss.

*	Other cost of revenue includes insurance, outside service costs and margins, and general costs.

The following table presents the reconciliation of segment operating income (loss) to net income (loss) before taxes:

	For the three months ended September 30,
	2025	2024
Segment operating income (loss)	$802	$(2,940)

Reconciling Items:
Elimination of intercompany costs	261	189
Other revenue (a)	389	443
General and administrative, exclusive of depreciation and amortization (b)	(6,831)	(4,304)
General and administrative, depreciation and amortization	(2,401)	(2,404)
Interest expense	(1,212)	(821)
(Loss) gain on debt extinguishment and revaluation, net	10,107	875
Other financing expense	(4,746)	-
Loss on sale of fixed assets and credit on equipment deposit	(780)	-
Fair value adjustment (loss) gain	(22,047)	328
Other income (expense), net	5	(6)
Net loss before taxes	$(26,453)	$(8,640)

(a)	Demand response service revenue is included as a reconciling item of total revenue and not included as part of segment gross profit or loss.

(b)	The reconciling general and administrative expense, exclusive of depreciation and amortization represent corporate and unallocated general and administrative expenses for the three months ended September 30, 2025 and 2024.

The following table details revenue, cost of revenues, and other operating costs for the Company’s reportable segments for nine months ended September 30, 2025 and 2024, and reconciles to net income (loss) on the consolidated statements of operations:

For the nine months ended September 30, 2025

	Cryptocurrency Mining	Data Center Hosting	High- Performance Computing Services	Total
Segment Revenue: Revenue from external customers	$8,630	$10,795	$28	$19,453
Reconciliation of revenue
Demand response service revenue (a)				1,057
Total consolidated revenue				20,510
Less: Segment cost of revenue
Utility costs	3,927	2,160	-	6,087
Wages, benefits, and employee related costs	588	1,668	7	2,263
Facilities and Equipment costs	701	1,448	-	2,149
Cost of revenue- depreciation	3,200	1,578	-	4,778
Other cost of revenue*	410	839	-	1,249
Total segment cost of revenue	8,826	7,693	7	16,526
General and administrative expenses	62	1,337	270	1,669
Impairment on fixed assets	-	12	-	12
Segment operating income (loss)	$(258)	$1,753	$(249)	$1,246

For the nine months ended September 30, 2024

	Cryptocurrency Mining	Data Center Hosting	High- Performance Computing Services	Total
Segment Revenue: Revenue from external customers	$13,691	$14,446	$-	$28,137
Reconciliation of revenue
Demand response service revenue (a)	-	-	-	1,612
				29,749
Less: Segment cost of revenue
Utility costs	4,093	4,243	-	8,336
Wages, benefits, and employee related costs	594	1,443	-	2,037
Facilities and Equipment costs	780	1,011	2,859	4,650
Cost of revenue- depreciation	3,220	1,320	-	4,540
Other cost of revenue*	488	530	-	1,018
Total segment cost of revenue	9,175	8,547	2,859	20,581
General and administrative expenses	193	994	141	1,328
Impairment on fixed assets	130	-	-	130
Segment operating income (loss)	$4,193	$4,905	$(3,000)	$6,098

(a)	Demand response service revenue is included as a reconciling item of total revenue and not included as part of segment gross profit or loss.

*	Other cost of revenue includes insurance, outside service costs and margins, and general costs.

The following table presents the reconciliation of segment operating income (loss) to net income (loss) before taxes:

	For the nine months ended September 30,
	2025	2024
Segment operating income	$1,246	$6,098

Reconciling Items:
Elimination of intercompany costs	708	513
Other revenue (a)	1,057	1,612
General and administrative, exclusive of depreciation and amortization (b)	(17,384)	(13,297)
General and administrative, depreciation and amortization	(7,207)	(7,209)
Interest expense	(3,246)	(1,694)
Gain (loss) on debt extinguishment and revaluation, net	10,658	(1,888)
Loss on sale of fixed assets and credit on equipment deposit	(802)	(21)
Fair value adjustment loss	(22,165)	(5,607)
Other financing expense	(5,203)	-
Other expense, net	(280)	(32)
Net loss before taxes	$(42,618)	$(21,525)

(a)	Demand response service revenue is included as a reconciling item of total revenue and not included as part of segment gross profit or loss.

(b)	The reconciling general and administrative expense, exclusive of depreciation and amortization represent corporate and unallocated general and administrative expenses for the nine months ended September 30, 2025 and 2024.

Gross Profit Breakout:

The following table summarizes the balances for the project sites for cryptocurrency mining revenue, data hosting revenue, high-performance computing service revenue, demand response revenue, cost of cryptocurrency mining revenue, exclusive of depreciation, cost of data hosting revenue, exclusive of depreciation, cost of high-performance computing services, and cost of depreciation during the three months ended September 30, 2025:

	Soluna Digital
(Dollars in thousands)	Project Dorothy 1B	Project Dorothy 1A	Project Dorothy 2	Project Sophie	Other	Total

Cryptocurrency mining revenue	$2,769	$-	$-	$-	$-	$2,769
Data hosting revenue	-	1,650	2,203	1,404	-	5,257
Demand response services	-	-	-	-	389	389
Total revenue	2,769	1,650	2,203	1,404	389	8,415

Cost of cryptocurrency mining, exclusive of depreciation	1,708	-	-	-	-	1,708
Cost of data hosting revenue, exclusive of depreciation	-	669	1,558	345	88	2,660
Cost of cryptocurrency mining revenue- depreciation	1,053	-	-	-	-	1,053
Cost of data hosting revenue- depreciation	-	261	306	98	-	665
Total cost of revenue	2,761	930	1,864	443	88	6,086
Gross profit	$8	$720	$339	$961	$301	$2,329

The following table summarizes the balances for the project sites for cryptocurrency mining revenue, data hosting revenue, high-performance computing service revenue, demand response revenue, cost of cryptocurrency mining revenue, exclusive of depreciation, cost of data hosting revenue, exclusive of depreciation, cost of high-performance computing services, and cost of depreciation during the three months ended September 30, 2024:

	Soluna Digital					Soluna Cloud
(Dollars in thousands)	Project Dorothy 1B	Project Dorothy 1A	Project Sophie	Other	Soluna Digital Subtotal	Project Ada	Total

Cryptocurrency mining revenue	$2,811	$-	$-	$-	$2,811	$-	$2,811
Data hosting revenue	-	3,515	756	-	4,271	-	4,271
Demand response services	-	-	-	443	443	-	443
High-performance computing services	-	-	-	-	-	-	-
Total revenue	2,811	3,515	756	443	7,525	-	7,525

Cost of cryptocurrency mining, exclusive of depreciation	1,963	-	-	-	1,963	-	1,963
Cost of data hosting revenue, exclusive of depreciation	-	2,025	521	9	2,555	-	2,555
Cost of high-performance computing service revenue	-	-	-	-	-	2,859	2,859
Cost of cryptocurrency mining revenue- depreciation	1,068	-	-	-	1,068	-	1,068
Cost of data hosting revenue- depreciation	-	292	152	-	444	-	444
Total cost of revenue	3,031	2,317	673	9	6,030	2,859	8,889
Gross (loss) profit	$(220)	$1,198	$83	$434	$1,495	$(2,859)	$(1,364)

The following table summarizes the balances for the project sites for cryptocurrency mining revenue, data hosting revenue, high-performance computing service revenue, demand response revenue, cost of cryptocurrency mining revenue, exclusive of depreciation, cost of data hosting revenue, exclusive of depreciation, cost of high-performance computing services, and cost of depreciation during the nine months ended September 30, 2025:

	Soluna Digital						Soluna Cloud
(Dollars in thousands)	Project Dorothy 1B	Project Dorothy 1A	Project Dorothy 2	Project Sophie	Other	Soluna Digital Subtotal	Project Ada	Total

Cryptocurrency mining revenue	$8,630	$-	$-	$-	$-	$8,630	$-	$8,630
Data hosting revenue	-	4,674	2,412	3,709	-	10,795	-	10,795
Demand response services	-	-	-	-	1,057	1,057	-	1,057
High-performance computing services	-	-	-	-	-	-	28	28
Total revenue	8,630	4,674	2,412	3,709	1,057	20,482	28	20,510

Cost of cryptocurrency mining, exclusive of depreciation	5,428	-	-	-	-	5,428	-	5,428
Cost of data hosting revenue, exclusive of depreciation	-	2,405	1,974	1,138	88	5,605	-	5,605
Cost of high-performance computing service revenue	-	-	-	-	-	-	7	7
Cost of cryptocurrency mining revenue- depreciation	3,200	-	-	-	-	3,200	-	3,200
Cost of data hosting revenue- depreciation	-	830	442	306	-	1,578	-	1,578
Total cost of revenue	8,628	3,235	2,416	1,444	88	15,811	7	15,818
Gross (loss) profit	$2	$1,439	$(4)	$2,265	$969	$4,671	$21	$4,692

The following table summarizes the balances for the project sites for cryptocurrency mining revenue, data hosting revenue, high-performance computing service revenue, demand response revenue, cost of cryptocurrency mining revenue, exclusive of depreciation, cost of data hosting revenue, exclusive of depreciation, cost of high-performance computing services, and cost of depreciation during the nine months ended September 30, 2024:

	Soluna Digital					Soluna Cloud
(Dollars in thousands)	Project Dorothy 1B	Project Dorothy 1A	Project Sophie	Other	Soluna Digital Subtotal	Project Ada	Total

Cryptocurrency mining revenue	$13,691	$-	$-	$-	$13,691	$-	$13,691
Data hosting revenue	-	10,623	3,823	-	14,446	-	14,446
Demand response services	-	-	-	1,612	1,612	-	1,612
High-performance computing services	-	-	-	-	-	-	-
Total revenue	13,691	10,623	3,823	1,612	29,749	-	29,749

Cost of cryptocurrency mining, exclusive of depreciation	$5,687	-	-	-	5,687	-	5,687
Cost of data hosting revenue, exclusive of depreciation	-	5,520	1,452	10	6,982	-	6,982
Cost of high-performance computing service revenue	-	-	-	-	-	2,859	2,859
Cost of cryptocurrency mining revenue- depreciation	3,220	-	-	-	3,220	-	3,220
Cost of data hosting revenue- depreciation	-	867	453	-	1,320	-	1,320
Total cost of revenue	8,907	6,387	1,905	10	17,209	2,859	20,068
Gross profit	$4,784	$4,236	$1,918	$1,602	$12,540	$(2,859)	$9,681

EBITDA and Adjusted EBITDA Tables:

Reconciliations of EBITDA and Adjusted EBITDA to net loss, the most comparable GAAP financial metric, for historical periods are presented in the table below:

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2025	2024	2025	2024

Net loss	$(25,787)	$(8,093)	$(40,921)	$(19,782)
Interest expense	1,212	821	3,246	1,694
Income tax benefit	(666)	(547)	(1,697)	(1,743)
Depreciation and amortization	4,119	3,916	11,985	11,749
EBITDA	(21,122)	(3,903)	(27,387)	(8,082)

Adjustments: Non-cash items

Stock-based compensation costs	1,882	1,257	5,671	3,286
Loss on sale of fixed assets and credit on equipment deposit	780	-	802	21
Provision for credit losses	-	367	-	611
Impairment on fixed assets	-	-	12	130
Fair value adjustment loss (gain)	22,047	(328)	22,165	5,607
Fair value on placement agent warrants financing fee	146	-	146	-
(Gain) loss on debt extinguishment and revaluation, net	(10,107)	(875)	(10,658)	1,888
Adjusted EBITDA	$(6,374)	$(3,482)	$(9,249)	$3,461

The following table represents the Adjusted EBITDA activity between each three-month period from January 1, 2025 through September 30, 2025.

(Dollars in thousands)	Three months ended March 31, 2025	Three months ended June 30, 2025	Three months ended September 30, 2025

Net loss	$(7,354)	$(7,780)	$(25,787)
Interest expense, net	838	1,196	1,212
Income tax (benefit) expense	(425)	(608)	(666)
Depreciation and amortization	3,879	3,989	4,119
EBITDA	(3,062)	(3,203)	(21,122)

Adjustments: Non-cash items

Stock-based compensation costs	1,847	1,942	1,882
Loss (gain) on sale of fixed assets and credit on equipment deposit	-	22	780
Impairment on fixed assets	-	12	-
Fair value adjustment loss	118	-	22,047
Fair value on placement agent warrant financing fees	-	-	146
(Gain) loss on debt extinguishment and revaluation, net	(551)	-	(10,107)
Adjusted EBITDA	$(1,648)	$(1,227)	$(6,374)

The following table represents the Adjusted EBITDA activity between each three-month period from January 1, 2024 through December 31, 2024.

(Dollars in thousands)	Three months ended March 31, 2024	Three months ended June 30, 2024	Three months ended September 30, 2024	Three months ended December 31, 2024

Net loss from continuing operations	$(2,544)	$(9,145)	$(8,093)	$(38,518)
Interest expense, net	424	449	821	833
Income tax benefit from continuing operations	(548)	(649)	(547)	(743)
Depreciation and amortization	3,926	3,909	3,916	3,889
EBITDA	1,258	(5,436)	(3,903)	(34,539)

Adjustments: Non-cash items

Stock-based compensation costs	661	1,368	1,257	2,025
Loss on sale of fixed assets	1	21	-	9
Provision for credit losses	-	244	367	149
Convertible note inducement expense	-	-	-	388
Placement agent release expense	-	-	-	1,000
Loss on contract	-	-	-	28,593
Impairment on fixed assets	130	-	-	-
Fair value loss (gain) adjustment	4,333	1,600	(328)	100
(Gain) loss) on debt extinguishment and revaluation, net	(1,236)	4,000	(875)	(245)
Adjusted EBITDA	$5,147	$1,797	$(3,482)	$(2,520)